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                                                                   Exhibit 23(c)

                               CONSENT OF COUNSEL
                               ------------------


                  We hereby consent to the reference to us in the prospectus constituting part of this Registration Statement on Form S-3, under the caption "Legal Matters". In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           /s/  Richards, Layton & Finger, P.A.
                                           ------------------------------------
                                           Richards, Layton & Finger, P.A.


Wilmington, Delaware
March 12, 2002